Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 12, 2013, relating to the consolidated financial statements and financial statement schedule of Scientific Games Corporation and the effectiveness of Scientific Games Corporation’s internal control over financial reporting, appearing in the Form 10-K of Scientific Games Corporation for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

October 18, 2013